                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Northern Trust Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                      [LOGO--NORTHERN TRUST CORPORATION]
                            50 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS  60675
                                MARCH 16, 1998
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Northern Trust Corporation (the "Corporation") of proxies for use at the annual meeting of stockholders of the Corporation to be held on April 21, 1998, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago. The Corporation is a bank holding company whose principal subsidiary is The Northern Trust Company (the "Bank").

  This Proxy Statement and the enclosed proxy, along with the Corporation's 1997 Annual Report, including financial statements, are being mailed on or about March 16, 1998, to each stockholder of record as of March 2, 1998.

  As of March 2, 1998, the record date for the annual meeting, the Corporation had outstanding and entitled to vote 111,548,394 shares of common stock, par value $1.66 2/3 per share (the "Common Stock"), exclusive of 2,412,368 shares held by the Corporation as treasury stock, which will not be voted.

  Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof. All shares represented by effective proxies will be voted at the meeting, or at any adjournment thereof, in accordance with the instructions reflected in the proxies. Absent any voting instructions to the contrary, shares will be voted FOR the election of the fourteen nominees for Director.

  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the meeting and will determine the presence or absence of a quorum. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the annual meeting. Proxies marked to "withhold authority" are counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of Directors because Directors are elected by a plurality of votes cast. Since the only proposal scheduled for consideration at the annual meeting is the election of Directors, it is not anticipated that there will be any abstentions or broker non-votes.

                             ELECTION OF DIRECTORS

  Fourteen Directors are to be elected at the annual meeting of stockholders. It is intended that, absent any voting instructions to the contrary, shares represented by the enclosed proxy will be voted for the election of all nominees listed below, who include all of the fourteen Directors elected last year. All Directors will be elected to serve until the next annual meeting and until their successors shall have been elected and qualified. In the event that any such nominee shall be unable to serve, which is not now contemplated, the proxy holders may or may not vote for a substitute nominee.

  The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Stockholders have cumulative voting rights in the election of Directors. Accordingly, each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that the proxy holders will divide these cumulative votes equally among all Director nominees for whom authority to vote has not been withheld, unless the stockholder chooses to allocate his votes otherwise and so indicates on the proxy. Notwithstanding the foregoing, the proxy holders reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting. Whether or not any shares are voted cumulatively, the fourteen persons receiving the highest number of votes cast will be elected as Directors.

                       INFORMATION ABOUT NOMINEES

  The following information with respect to nominees for election to the Board of Directors of the Corporation at the 1998 annual meeting of stockholders is as of December 31, 1997, except where otherwise noted.

 Nominee, Age
 at March 16,
   1998 and
 Year Became
 Director of               Principal Occupation and Other Information
 Corporation               ------------------------------------------
   or Bank

--------------

                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ABBOTT
                  LABORATORIES since 1990 (Global diversified health care products and services company).

                  Mr. Burnham is currently a director of Abbott
                  Laboratories, NCR Corporation and Sara Lee
                  Corporation.
[PHOTO]
DUANE L. BURNHAM
Age 56    1997


                  PRESIDENT, GE FUND since October, 1997 (Corporate
                  foundation with education, arts and public policy
                  programs); President, Chicago State University from
[PHOTO]           1990 to September, 1997 (Educational institution).
DOLORES E. CROSS
Age 60    1994

 Nominee, Age
 at March 16,
   1998 and
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation                ------------------------------------------
    or Bank

---------------      VICE PRESIDENT, HENRY CROWN AND COMPANY since 1984
                     (Company with diversified manufacturing operations, real estate and securities).

                     Ms. Crown is currently a director of Baxter International Inc. and Illinois Tool Works Inc. and a trustee of Yale University and Rush-Presbyterian-St. Luke's Medical Center in Chicago.

[PHOTO]
SUSAN CROWN
Age 39     1997


                     DEAN AND EDWARD EAGLE BROWN DISTINGUISHED SERVICE PROFESSOR OF FINANCE, GRADUATE SCHOOL OF BUSINESS, UNIVERSITY OF CHICAGO since July, 1993, Edward Eagle Brown Professor of Finance from 1989 to July, 1993 and member of the Faculty since 1966 (Educational institution).

                     Mr. Hamada is a director of A. M. Castle & Co. and the
[PHOTO]              Chicago Board of Trade.
ROBERT S. HAMADA
Age 60     1988


                     PRESIDENT since October, 1995 AND CHIEF OPERATING OFFICER since June, 1995 of the CORPORATION AND THE BANK, Vice Chairman from January, 1994 to June, 1995, and Senior Executive Vice President from November, 1992 through December, 1993.
[PHOTO]
BARRY G. HASTINGS
Age 50     1994


                     PARTNER, MAYER, BROWN & PLATT since 1967 (Law firm).

                     Mr. Helman is a director of Zenith Electronics Corporation and Brambles USA, Inc. and a Governor of the Chicago Stock Exchange.

[PHOTO]
ROBERT A. HELMAN
Age 64     1986

 Nominee, Age
 at March 16,
     1998
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation                ------------------------------------------
    or Bank

---------------      MANAGING PARTNER, KEL ENTERPRISES L.P. since 1982
                     (Holding and investment partnership).

                     Mr. Kelly is a director of Bayerische Motoren Werke (BMW) A.G., Deere & Company, Nalco Chemical Company, Snap-on Incorporated, Tejas Gas Corporation and Thyssen Industrie A.G.
[PHOTO]

ARTHUR L. KELLY
Age 60     1988

                     CHAIRMAN since November, 1993, AND CHIEF EXECUTIVE OFFI-CER since July, 1988, MOLEX INCORPORATED (Manufacturer of electrical/electronic interconnecting products and sys-
                     tems).

                     Mr. Krehbiel is a director of Molex Incorporated,
[PHOTO]              Tellabs, Inc., Nalco Chemical Company and DeVry Inc.
FREDERICK A. KREHBIEL
Age 56     1988


                     RETIRED VICE CHAIRMAN, CENTEL CORPORATION since 1987 (Telecommunications company).

                     Mr. Mitchell is a director of The Interlake Corporation,
[PHOTO]              Peoples Energy Corporation and The Sherwin-Williams Co.
WILLIAM G. MITCHELL
Age 67     1975


                     CHAIRMAN since July, 1994, CHIEF EXECUTIVE OFFICER since April, 1994, AND PRESIDENT since 1990, NALCO CHEMICAL COMPANY, Chief Operating Officer from 1992 to 1994 (Manufacturer of specialized service chemicals).

                     Mr. Mooney is a director of Nalco Chemical Company, FMC Corporation and Morton International, Inc.
[PHOTO]
EDWARD J. MOONEY
Age 56     1996

 Nominee, Age
 at March 16,
   1998 and
  Year Became
  Director of
  Corporation                Principal Occupation and Other Information
    or Bank                  ------------------------------------------

---------------

                     CHAIRMAN since October, 1995 AND CHIEF EXECUTIVE OFFICER
                     since June, 1995 of the CORPORATION AND THE BANK,
                     President from January, 1994 to October, 1995, Chief
                     Operating Officer from January, 1994 to June, 1995, and
                     Senior Executive Vice President from November, 1992
[PHOTO]              through December, 1993.

WILLIAM A. OSBORN
Age 50     1994


                     CHAIRMAN OF THE EXECUTIVE COMMITTEE, ILLINOIS TOOL WORKS INC. since 1982 (Manufacturer and marketer of engineered components and industrial systems and consumables).

                     Mr. Smith is a director of Illinois Tool Works Inc. and
                     W. W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.

[PHOTO]
HAROLD B. SMITH
Age 64     1974

                     RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE QUAKER OATS COMPANY since October, 1997 and, from 1981 until that date, Chief Executive Officer (Worldwide manufacturer and marketer of beverages and grain-based products).

                     Mr. Smithburg is a director of Abbott Laboratories,
[PHOTO]              Corning Incorporated and Prime Capital Corp.
WILLIAM D. SMITHBURG
Age 59     1981


                     RETIRED PRESIDENT, COMMONWEALTH EDISON COMPANY since December, 1992 (Company engaged in production, distribution and sale of electric energy).

                     Mr. Thomas is a director of R. R. Donnelley & Sons Com-
[PHOTO]              pany and MYR Group Inc.
BIDE L. THOMAS
Age 62     1984

                 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of the Common Stock for each Director and Director nominee, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all Directors and executive officers of the Corporation as a group.


                               COMMON STOCK(/1/)
                               OWNED AS OF
                             JANUARY 2, 1998
                            -----------------------
                             NO. OF        PERCENT
  NAME                       SHARES        OF CLASS
---------------------------------------------------
  Duane L. Burnham........      1,000(/2/)    *
  Dolores E. Cross........      1,600(/2/)    *
  Susan Crown.............      2,000         *
  Robert S. Hamada........      4,700         *
  Barry G. Hastings.......    413,590(/3/)    *
  Robert A. Helman........      3,600(/2/)    *
  Arthur L. Kelly.........     31,100(/2/)    *
  Frederick A. Krehbiel...     21,300         *
  William G. Mitchell.....      7,700         *
  Edward J. Mooney........      1,400         *
  William A. Osborn.......    413,972(/3/)    *
  Sheila A. Penrose.......    130,494(/3/)    *
  Perry R. Pero...........    377,442(/3/)    *
  Harold B. Smith.........  7,161,336(/4/)   6.42%
  William D. Smithburg....      3,600(/2/)    *
  Mark Stevens............    190,014(/3/)    *
  Bide L. Thomas..........      4,200(/2/)    *
  ALL DIRECTORS AND EXECU-
   TIVE OFFICERS AS A
   GROUP..................  9,616,749(/3/)   8.63%

-------------------------------------------------------------------------------
   * Less than one percent of the outstanding Common Stock.

  (1) The information contained in this table is furnished to the Corporation by the individuals named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).
  (2) In addition to owning shares as set forth in this table, the following non-employee Directors hold stock units under the Northern Trust Corporation 1997 Deferred Compensation Plan for Non-Employee Directors (the "1997 Deferred Compensation Plan"), which includes amounts deferred under certain prior deferred compensation plans: Mr. Burnham, 1,126 stock units; Dr. Cross, 2,878 stock units; Mr. Helman, 1,101 stock units; Mr. Kelly, 500 stock units; Mr. Smithburg, 20,037 stock units; and Mr. Thomas, 6,328 stock units.
  (3) Includes shares issuable pursuant to stock options exercisable within 60 days after January 2, 1998, as follows: Mr. Hastings, 172,450 shares; Mr. Osborn, 170,000 shares; Ms. Penrose, 78,000 shares; Mr. Pero, 123,500 shares; Mr. Stevens, 111,000 shares; and all Directors and executive officers as a group, 1,084,756 shares.
  (4) See note 2 on page 7.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table includes information concerning Common Stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Common Stock on January 2, 1998.


                                                          COMMON STOCK(/1/)
                                                              HELD AS OF
                                                           JANUARY 2, 1998
                                                          -----------------------
                                                           NO. OF        PERCENT
                     NAME AND ADDRESS                      SHARES        OF CLASS
  ------------------------------------------------------  ---------      --------
  Harold B. Smith.......................................  7,161,336(/2/)   6.42%
    3600 West Lake Avenue, Glenview, Illinois 60025-5811
  U.S. Trust Corporation................................  7,436,102(/3/)   6.67%
    114 West 47th Street, New York, New York 10036

-------------------------------------------------------------------------------
  (1) The information contained in this table is furnished to the Corporation by the persons named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 which follow.
  (2) Harold B. Smith serves as co-fiduciary and shares voting and investment power with various family members and the Bank with respect to 4,466,016 shares or 4.01% of the outstanding Common Stock. As co-trustee with the Bank and two individuals he shares voting and investment power for 2,582,028 shares or 2.32% of the outstanding Common Stock. With respect to 73,840 shares or .07% of the outstanding Common Stock, he serves as co-fiduciary and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 28,652 shares or .03% of the outstanding Common Stock held in a trust, and shared voting and investment power over 10,800 shares or .01% of the outstanding Common Stock as co-trustee of four additional trusts.
  (3) U.S. Trust Corporation holds 7,436,102 shares or 6.67% of the outstanding Common Stock, including 7,229,399 shares or 6.49% of the outstanding Common Stock held by U.S. Trust Company of California, N.A., a wholly owned subsidiary of U.S. Trust Corporation, in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"). U.S. Trust Company of California, N.A. has no voting and investment power with respect to the 5,429,168 ESOP shares allocated to participant accounts and has shared voting and investment power with respect to the 1,800,231 unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received (together, "Undirected Shares") will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility. Under the ESOP, participants are "named fiduciaries" to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares.


  The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 15,579,276 shares or 13.98% of the outstanding Common Stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 4,157,139 shares or 3.73% of the outstanding Common Stock, and they share voting power with respect to 9,209,723 shares or 8.26% of the outstanding Common Stock. They have sole investment power with respect to 2,714,954 shares or 2.44% of the outstanding Common Stock, and they share investment power with respect to 9,843,929 shares or 8.83% of the outstanding Common Stock.

  In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 4,196,679 shares or 3.76% of the outstanding Common Stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 4,126 Northern Trust Common Stock Fund participants who are employees of the Corporation or its subsidiaries.

                  INFORMATION ABOUT THE BOARD AND COMMITTEES

COMMITTEES

  The Corporation's Board of Directors presently has six standing committees: an Audit Committee, a Business Risk Committee, a Business Strategy Committee, a Compensation and Benefits Committee, a Corporate Governance Committee and an Executive Committee.

  Current members of the Audit Committee are Arthur L. Kelly, Chairman, Duane
L. Burnham, Robert S. Hamada, William G. Mitchell and Bide L. Thomas. During 1997, the Committee met on four occasions to review and make recommendations to the full Board of Directors with respect to the following matters: examinations by regulatory authorities, internal audit procedures, internal controls, compliance with laws and regulations, engagement of independent public accountants and matters having a material effect upon the Corporation's financial operations. (See "Independent Public Accountants," below.)

  Current members of the Compensation and Benefits Committee are William D. Smithburg, Chairman, Duane L. Burnham, Arthur L. Kelly, Edward J. Mooney, Harold B. Smith and Bide L. Thomas. During 1997, the Committee met on five occasions to review and make recommendations to the full Board of Directors with respect to the following matters: compensation policy, including executive compensation policy and compensation levels, benefit plans and programs, incentive plans and payments thereunder and management development and succession planning.

  Current members of the Corporate Governance Committee are Frederick A. Krehbiel, Chairman, Duane L. Burnham, Dolores E. Cross, Harold B. Smith and William D. Smithburg. During 1997, the Committee met on two occasions to review and make recommendations to the full Board of Directors with respect to the evaluation of candidates for nomination to the Board of Directors and the structure and membership of Board committees. The Committee will consider recommendations from the stockholders of the Corporation, submitted in writing to the Secretary of the Corporation, regarding potential nominees for election as Directors.

  The Board of Directors held seven regular and three special meetings called upon short notice during 1997. All persons who were Directors during 1997 attended at least 75% of these meetings and meetings of Committees on which they served, except for Mr. Krehbiel, who was not able to attend the special meetings.

  The Executive Committee meets as required between meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, subject to limitations imposed by law and the By-Laws of the Corporation. The Business Strategy Committee reviews the policies, strategies and performance of the various business units of the Corporation. The Business Risk Committee reviews the risks inherent in the extension of credit, managing assets and liabilities, providing fiduciary investment services and other related matters.

COMPENSATION OF DIRECTORS

  Effective as of January 1, 1997, compensation of non-employee Directors of the Corporation consists of an annual retainer fee of $35,000 with the Chairmen of the Corporation's Audit, Business Risk, Business Strategy, Compensation and Benefits, and Corporate Governance Committees each receiving an additional annual retainer fee of $5,000. All non-employee Directors receive a fee of $1,000 for each Board Committee meeting attended and are eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. For such services in 1997, the Corporation paid $11,000. Each non-employee Director also received or will receive a grant of 500 shares of Common Stock on the date of each annual meeting of stockholders in the years 1997, 1998 and 1999 under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors (the "1997 Director Stock Plan") adopted in February, 1997.

  Under the 1997 Deferred Compensation Plan adopted in February, 1997, non-employee Directors may elect to defer the payment of their annual retainer, cash fees and annual stock grants under the 1997 Director Stock Plan until termination of services as a Director of the Corporation. Amounts deferred are paid into a stock unit account and converted into stock units representing shares of Common Stock, with the value of each stock unit based upon the mean of the high and low sale prices on the last trading day of the calendar quarter for which the cash compensation would have been paid. Deferred stock is converted into units on a share-for-share basis. Dividend equivalents on the stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Distribution of amounts in the stock unit and cash accounts will be made in cash in a single lump sum payment or in up to ten annual installments at the election of the Director, except that stock units representing deferred stock under the 1997 Director Stock Plan will be distributed only in stock.

                   MANAGEMENT TRANSACTIONS AND INDEBTEDNESS

  Directors and executive officers of the Corporation, as well as members of their immediate families and their associates, were customers of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 1997. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. It is anticipated that similar transactions may occur in the ordinary course of business in the future. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions in 1997 involving the purchase or sale of products and services did not result in payments that were material to the gross revenues of either the Corporation or the company with which a director or executive officer was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer Brown & Platt, which renders legal services to the Corporation and its subsidiaries.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

  Based solely upon a review of reports on Forms 3, 4 and 5 and amendments thereto filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from certain Directors and executive officers that no Forms 5 were required to be filed by them, the Corporation believes that during 1997 all filing requirements applicable to its Directors, executive officers and greater than ten percent beneficial owners were complied with, except that Mr. Kelly inadvertently failed to report on Form 4 the acquisition of an indirect beneficial ownership in shares held by a family trust at the time he became a co-trustee. The transaction was subsequently reported.

                            EXECUTIVE COMPENSATION

                  COMPENSATION AND BENEFITS COMMITTEE REPORT

  The Compensation and Benefits Committee (the "Committee"), which is comprised entirely of non-employee Directors, is responsible for overseeing the Corporation's executive compensation program. Each year the Committee reviews the components of the Corporation's executive compensation program, comparing compensation levels to a peer group of financial services organizations that represent the Corporation's competition for executive talent. The Committee considers recommendations from the Corporation's Human Resources Department which works closely with outside consultants. The organizations selected for comparison generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation's principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. The Keefe, Bruyette & Woods 50 Bank Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this Proxy Statement, includes all of the organizations in the peer group used for compensation comparison purposes.

  The Committee reviews and approves the compensation of the Corporation's most highly compensated executives, including the executive officers named in the Summary Compensation Table. For other executives the Committee reviews overall compensation policies and payment levels. In reviewing the compensation of executives other than the Chief Executive Officer, the Committee takes the Chief Executive Officer's counsel and recommendations into account.

  The Committee also reviews the share ownership levels of executives, evaluating their current and potential holdings of the Corporation's Common Stock. The Committee presently believes that formal ownership requirements for executive officers are not necessary, since these officers have existing and potential equity holdings that are significant as a multiple of base salaries.

  The Corporation's executive compensation program is designed to compensate executives at market competitive levels and to ensure the retention of executive talent. It links short-term and longer-term financial rewards to the Corporation's success, making a significant portion of the executives' rewards variable and dependent on corporate or business unit performance. Rewards to executives should increase when performance goals are achieved and surpassed, and correspondingly decrease if goals are not achieved. The Corporation's executive compensation program places emphasis on equity incentives in order to closely align the executives' interests with those of the stockholders. The program is designed to reflect these compensation principles and has the following components: base salary, annual incentive cash award, performance shares and stock options. The Corporation also has made specific awards of restricted stock from time to time.

  BASE SALARIES--Base salaries are generally determined by evaluating the responsibilities of the current position and the individual's experience, performance, career progress and potential development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other financial services companies. The Committee generally determines annual salary adjustments, within the context of the Corporation's overall salary policy, by evaluating the performance of each executive officer and any changes in the executive's responsibilities.

  Adjustments in 1997 to the base salaries of the executive officers named in the Summary Compensation Table, including Mr. Osborn, reflect the factors referred to above. The Committee targeted the base salaries of these executive officers at approximately the median of salaries for similar positions in most of the companies used for comparison purposes.

  ANNUAL INCENTIVE CASH AWARDS--During 1997 the executive officers named in the Summary Compensation Table were eligible for annual incentive cash awards under one of two plans. Messrs. Osborn, Hastings, and Pero participated in the 1997 Management Performance Plan; Mr. Stevens and Ms. Penrose participated in the 1997 Annual Performance Plan. The amount available under the 1997 Management Performance Plan is determined by a formula and is directly related to the achievement of a corporate net income goal. At the beginning of the 1997 Plan year, the Committee approved the corporate net income goal and the individual target awards expressed as a percentage of salary. Under the 1997 Annual Performance Plan, the potential amount available for individuals is based on the achievement of a corporate net income goal and business unit earnings goals set in a similar fashion at the beginning of the year. In addition, developments during 1997 led the Committee to conclude that some of the cash incentive awards to participants in these Plans should be increased above the amounts otherwise available in order to reflect changes in competitive compensation levels.

  Following completion of the 1997 Plan year, the Committee approved individual award payments for participants in the 1997 Management Performance Plan based on a comparison of actual achievement with the corporate net income goal, an evaluation of individual performance, and the competitive considerations described above. Individual awards to participants in the 1997 Annual Performance Plan were based on an evaluation of each executive's performance as well as competitive considerations. Incentive awards under both the 1997 Management Performance Plan and 1997 Annual Performance Plan were paid in cash.

  Mr. Osborn's 1997 cash incentive award of $1,000,000 was based on the factors described above, including the fact that the Corporation achieved record earnings in 1997 and surpassed the Management Performance Plan's corporate net income goal.

  PERFORMANCE SHARES--Performance share awards to executive officers are determined generally on an annual basis under the performance share provisions of the Amended 1992 Incentive Stock Plan (the "1992 Plan"). For each year's award, the Committee's practice has been to set a three-year performance period followed by a three-year vesting period. The three-year performance period is intended to reflect a longer-term strategic business focus and the three-year vesting period is designed to encourage the executives to remain with the Corporation. The Committee, at the beginning of the performance period, establishes corporate return-on-equity performance goals for the period and performance share target awards for the participants. Awards made in 1997 for the 1997-1999 performance period provide for the crediting of a percentage of the target shares ranging from 50% if a minimum goal is met to 100% if a higher goal is met for the relevant performance period. Individual performance share target awards are based on multiple-of-salary guidelines and competitive compensation data. The Committee also considers the number of performance shares and stock options previously granted to the individual. If the executive leaves the Corporation prior to the completion of the performance period for reasons other than death, disability or retirement (in which cases the award amounts are prorated if the performance goals are subsequently achieved), the performance shares are forfeited.

  Following the completion of each three-year performance period, the Committee determines the extent to which performance goals for that performance period have been achieved and authorizes the crediting of the appropriate number of performance shares to the participants' accounts. Typically, the shares are distributed to the participant on the third anniversary following the date on which the shares were credited to the participant's account, together with cash in an amount equal to the dividends declared on that number of shares during the three-year vesting period plus interest at an assumed rate on those dividends. If the executive leaves the Corporation prior to this distribution date for reasons other than death, disability or retirement, the performance shares and related cash balance are forfeited. In cases of death, disability or retirement during the three-year vesting period, the performance shares and related cash balance become distributable.

  In February, 1997 the Committee, applying the factors described above, set a performance share target award of 25,000 shares for the 1997-1999 performance period for Mr. Osborn and established return-on-equity performance goals. Mr. Osborn's target share award represents approximately 8.4% of the total of 296,000 performance shares awarded in 1997 for the 1997-1999 performance period.

  STOCK OPTIONS--Stock option grants to executive officers are determined generally on an annual basis under the provisions of the 1992 Plan. Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and expire ten years after the date of the grant.

This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

  In approving individual awards, the Committee considers multiple-of-salary guidelines, incorporating both a current and projected option value to the recipient, and competitive compensation data. Awards are made within the context of providing an appropriate mix of cash and equity incentives and also take into consideration individual performance factors. The Committee also considers the number of performance shares and stock options previously granted to the individual.

  In September, 1997, the Committee applied the factors described above and granted to Mr. Osborn an option to purchase 75,000 shares at an exercise price of $56.625. This represents approximately 6.4% of the total options to purchase 1,178,500 shares that were granted in 1997. Mr. Osborn currently holds options to purchase a total of 305,000 shares.

  RESTRICTED STOCK AWARDS--On September 16, 1997 the Committee approved restricted stock awards of 20,000 shares each to Mr. Stevens and Ms. Penrose. These awards, which will vest over a period ending in January, 2004, were made in recognition of the significant business management and corporate leadership responsibilities of these individuals and are designed to provide an incentive to these key executive officers to remain with the Corporation. These shares will be distributed to the recipients, together with the dividends paid on the shares plus interest at an assumed rate on those dividends, as they vest.

  DEDUCTIBILITY--Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for "performance based compensation" or otherwise exempt from the provisions of Section 162(m), will not be deductible by a corporation for federal income tax purposes. In 1997, Section 162(m) affected only a portion of the cash compensation shown in the Summary Compensation Table; all other compensation paid in 1997 to the named executive officers was deductible.

  The Committee considered restructuring the 1997 Management Performance Plan to meet the requirements of Section 162(m), but concluded that the necessary changes would remove important flexibility in determining cash incentives for the executives participating in it. The stockholders approved at the 1997 annual meeting of stockholders amendments to the 1992 Plan designed to ensure that stock option awards continue to qualify, and performance share awards made in 1997 and thereafter qualify, as performance based compensation under
Section 162(m). The Committee will continue to review the deductibility of compensation under Section 162(m) and will implement steps to assure the deductibility of compensation where the Committee concludes that the actual benefits for the Corporation of deductibility in particular circumstances outweigh the potential sacrifice of flexibility and effectiveness involved in qualifying particular compensation programs under Section 162(m).

                                   * * * * *

  Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1997 the group of five executive officers named in the Summary Compensation Table received over half of their compensation in the aggregate (consisting of the dollar amounts shown in the Table and value realized on stock options exercised) in the form of performance based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

  This report is submitted on behalf of the members of the Committee:

                        William D. Smithburg, Chairman
                               Duane L. Burnham
                                Arthur L. Kelly
                               Edward J. Mooney
                                Harold B. Smith
                                Bide L. Thomas

                           SUMMARY COMPENSATION TABLE

  The following table sets forth compensation information for the years 1995 through 1997 with respect to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during 1997.

                                        ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                 ---------------------------------- -----------------------------------------
                                                                                 AWARDS
                                                                               (SECURITIES
                                                                    RESTRICTED UNDERLYING       PAYOUTS
          NAME AND                                      TOTAL OF      STOCK      OPTIONS       (LONG-TERM        ALL OTHER
     PRINCIPAL POSITION     YEAR  SALARY   BONUS(1)  SALARY & BONUS AWARDS(2)   GRANTED)   INCENTIVE PLAN)(3) COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------------------------
  William A. Osborn         1997 $622,500 $1,000,000   $1,622,500                75,000         $665,388         $102,913
   Chairman and             1996 $600,000 $  400,000   $1,000,000                60,000         $697,567         $ 66,352
   Chief Executive Officer  1995 $410,000 $  251,000   $  661,000                50,000         $456,563         $ 65,525
  Barry G. Hastings         1997 $493,750 $  625,000   $1,118,750                50,000         $665,388         $ 81,628
   President and            1996 $475,000 $  300,000   $  775,000                44,000         $697,567         $ 52,529
   Chief Operating Officer  1995 $385,000 $  236,000   $  621,000                40,000         $456,563         $ 61,530
  Mark Stevens              1997 $368,750 $  375,000   $  743,750   $1,132,500   30,000         $332,694         $ 60,963
   President--Personal      1996 $347,000 $  250,000   $  597,000                26,000         $261,587         $ 93,374
   Financial Services       1995 $314,000 $  186,000   $  500,000                24,000         $171,211         $ 34,483
  Perry R. Pero             1997 $351,250 $  350,000   $  701,250                25,000         $665,388         $ 58,070
   Senior Executive         1996 $336,250 $  200,000   $  536,250                24,000         $697,567         $ 37,185
   Vice President           1995 $325,000 $  183,000   $  508,000                22,000         $456,563         $ 51,941
  Sheila A. Penrose         1997 $345,000 $  350,000   $  695,000   $1,132,500   30,000         $110,898         $ 57,036
   President--Corporate     1996 $322,500 $  200,000   $  522,500                26,000         $      0         $ 35,664
   and Institutional        1995 $300,000 $  150,000   $  450,000                24,000         $      0         $ 47,945
   Services

--------------------------------------------------------------------------------
   (1) This column reflects amounts awarded under the 1997 Management Performance Plan for Mr. Osborn, Mr. Hastings and Mr. Pero, amounts awarded under the 1997 Annual Performance Plan for Mr. Stevens and Ms. Penrose, and the additional amounts described in "--Compensation and Benefits Committee Report--Annual Incentive Cash Awards."
   (2) This column shows the market value of restricted stock awards based on a price of $56.625 per share, the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on September 16, 1997, the effective date of the grant. The restrictions on these stock awards lapse beginning December 15, 2001, and the stock becomes fully vested and distributed over a period ending in January, 2004. The total number of restricted stock awards for the named executive officers and their aggregate market value as of December 31, 1997 were: Mr. Osborn, 50,000 shares valued at $3,528,125; Mr. Hastings, 50,000 shares valued at $3,528,125; Mr. Stevens, 20,000 shares valued at $1,411,250; and Ms. Penrose, 20,000 shares valued at $1,411,250. These values are based on a price of $70.5625 per share, the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 31, 1997. The restrictions on the stock awards to Messrs. Osborn and Hastings, granted on January 3, 1994, lapse beginning December 15, 1998 for Mr. Osborn and beginning January 15, 1999 for Mr. Hastings, and the stock becomes fully vested and distributed over a period ending in January, 2003. All of these stock awards are subject to earlier vesting in the event of a change in control of the Corporation, as defined in the 1992 Plan, or earlier prorated vesting upon a participant's death, normal retirement or disability, or as otherwise determined by the Compensation and Benefits Committee. Dividends are paid on restricted stock awards, adjusted by an interest factor, and distributed in cash to participants in accordance with the vesting schedules described above.
   (3) The respective values of the amounts shown for all named executive officers were determined by multiplying the total number of shares awarded by the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on the dates of distribution and adding dividend equivalents and an interest factor.
   (4) The "All Other Compensation" category reflects contributions on behalf of the named executive officers to the Thrift-Incentive Plan and the Supplemental Thrift-Incentive Plan (collectively, "TIP") and allocations on behalf of the named executive officers under The Northern Trust Employee
 Stock Ownership Plan and the Supplemental Employee Stock Ownership Plan (collectively, "ESOP"), all of which are defined contribution plans. For each of the following executive officers, the 1997 TIP and ESOP amounts (in that order) were: Mr. Osborn, $24,900 and $78,013; Mr. Hastings, $19,750 and $61,878; Mr. Stevens, $14,750 and $46,213; Mr. Pero, $14,050 and $44,020; and
 Ms. Penrose, $13,800 and $43,236. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits.

                        EMPLOYMENT SECURITY AGREEMENTS

  Messrs. Osborn, Hastings, Stevens and Pero and Ms. Penrose are parties to employment security agreements that provide lump sum cash payments equivalent to three years' salary and bonus (and payment of a pro rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the stock options granted during 1997 to the executive officers named in the Summary Compensation Table. Using 0%, 5% and 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation's Common Stock.


                                                           POTENTIAL REALIZABLE VALUE
                                                             AT ASSUMED ANNUAL RATES
                                                           OF STOCK PRICE APPRECIATION
                                                           FOR OPTION TERM OF 10 YEARS
                           INDIVIDUAL GRANTS                           (2)
              ------------------------------------------------------------------------
                           PERCENT
             NUMBER OF     OF TOTAL                            5% ($92.24
             SECURITIES    OPTIONS                               STOCK    10% ($146.87
             UNDERLYING   GRANTED TO                             PRICE    STOCK PRICE
              OPTIONS     EMPLOYEES    EXERCISE EXPIRATION       AFTER       AFTER
  NAME       GRANTED(1) IN FISCAL YEAR  PRICE      DATE    0%  10 YEARS)   10 YEARS)
--------------------------------------------------------------------------------------
  William
   A.
   Osborn      75,000        6.4%      $56.625   9/16/07     0 $2,671,125  $6,768,375
  Barry G.
   Hastings    50,000        4.2%      $56.625   9/16/07     0 $1,780,750  $4,512,250
  Mark
   Stevens     30,000        2.5%      $56.625   9/16/07     0 $1,068,450  $2,707,350
  Perry R.
   Pero        25,000        2.1%      $56.625   9/16/07     0 $  890,375  $2,256,125
  Sheila
   A.
   Penrose     30,000        2.5%      $56.625   9/16/07     0 $1,068,450  $2,707,350

-------------------------------------------------------------------------------

   (1) All options to the named executive officers were granted on September 16, 1997 and first become exercisable September 16, 1999. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all outstanding stock options become fully vested and exercisable.

   (2) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders after ten years, using as a base the $56.625 mean of the high and low sale prices of Common Stock as reported by The Nasdaq Stock Market on September 16, 1997, would be $0 for 0% appreciation, approximately $4 billion for 5% appreciation and approximately $10 billion for 10% appreciation.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

  The following table sets forth the number of shares for which stock options were exercised during 1997, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                                                                    YEAR-END(3)        AT FISCAL YEAR-END(3)(4)
                                                ANNUALIZED   ------------------------- -------------------------
                   SHARES ACQUIRED    VALUE     VALUE SINCE  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      NAME           ON EXERCISE   REALIZED(1) GRANT DATE(2)
----------------------------------------------------------------------------------------------------------------
William A. Osborn      24,750      $  978,140    $100,740      170,000      135,000    $8,846,186   $3,269,063
Barry G. Hastings      23,126      $  854,698    $ 88,702      172,450       94,000    $9,120,226   $2,327,625
Mark Stevens           34,000      $1,473,290    $155,375      111,000       56,000    $5,861,644   $1,381,750
Perry R. Pero          17,700      $  740,449    $ 76,131      123,500       49,000    $6,552,655   $1,237,938
Sheila A. Penrose       4,000      $  138,583    $ 21,370       78,000       56,000    $3,961,541   $1,381,750

--------------------------------------------------------------------------------
   (1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices as reported by The Nasdaq Stock Market on the date of exercise.
   (2) Amount of pre-tax value realized annualized over period between the date of grant and the date of exercise.
   (3) Amounts represent options granted since 1988 to Mr. Stevens; since
 1989 to Messrs. Osborn, Hastings and Pero; and since 1990 to Ms. Penrose.
   (4) Calculated on a pre-tax basis using the spread between the option exercise price and $70.5625 which was the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 31, 1997.


             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  The following table sets forth the Performance Share target awards made under the 1992 Plan to the named executive officers during 1997 for the 1997-1999 performance period.


                       NUMBER OF   PERFORMANCE OR
                     SHARES, UNITS  OTHER PERIOD
                       OR OTHER    UNIT MATURATION
        NAME           RIGHTS(1)    OR PAYOUT(2)
--------------------------------------------------
 William A. Osborn   25,000 shares     6 years
 Barry G. Hastings   18,000 shares     6 years
 Mark Stevens        15,000 shares     6 years
 Perry R. Pero       15,000 shares     6 years
 Sheila A. Penrose   15,000 shares     6 years

--------------------------------------------------------------------------------
   (1) Awarded by the Compensation and Benefits Committee with established return-on-equity goals for the 1997-1999 performance period.
   (2) Shares are subject to the achievement of corporate performance goals over a three-year performance period and a subsequent three-year vesting period. A percentage of the target shares, ranging from 50% if the minimum goal is met to 100% if the higher goal is met, will be credited and then distributed once the vesting restrictions are satisfied. No shares will be distributed if the minimum performance goal is not met. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all shares credited to participants' accounts and related cash balances become immediately distributable to participants; target award shares for performance periods currently in progress will be credited on a pro-rata basis of actual full months lapsed to plan period and become distributable to participants. See "--Compensation and Benefits Committee Report-- Performance Shares," above for a further description of the terms of the 1992 Plan.

                              PENSION PLAN TABLE

  The table below sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Pension Plan (including amounts payable under the Bank's Supplemental Pension Plan) to persons in the remuneration and service classifications specified.

                                       YEARS OF SERVICE AT RETIREMENT
                        -------------------------------------------------------
     AVERAGE COMPENSATION
      IN 5 HIGHEST YEARS        15       20        25         30         35
-------------------------------------------------------------------------------
  $  250,000................ $ 90,000 $120,000 $  132,500 $  145,000 $  157,500
     500,000................  180,000  240,000    265,000    290,000    315,000
     750,000................  270,000  360,000    397,500    435,000    472,500
   1,000,000................  360,000  480,000    530,000    580,000    630,000
   1,250,000................  450,000  600,000    662,500    725,000    787,500
   1,500,000................  540,000  720,000    795,000    870,000    945,000
   1,750,000................  630,000  840,000    927,500  1,015,000  1,102,500
   2,000,000................  720,000  960,000  1,060,000  1,160,000  1,260,000


  Compensation covered by the Pension Plan includes salaries, before tax deposits made by a participant to the TIP, shift differential pay, overtime pay and awards under the Management or Annual Performance Plan (or predecessor plans), as applicable. The average covered compensation for the highest five consecutive years is used in the pension calculation.

  Credited years of service for the executive officers named in the Summary Compensation Table are as follows: William A. Osborn--27 years, Barry G. Hastings--23 years, Mark Stevens--18 years, Perry R. Pero--33 years, and Sheila Penrose--20 years.

  The above pension payments, which are shown as if paid in the form of a straight life annuity, will be reduced by .39% of the average Social Security taxable wage base for the individual ("Social Security Covered Compensation Offset"), which varies by year of birth, for each year of service up to 35 years. For participants hired after 1988 the percentage is .50%. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

  The Bank's Pension Plan and Supplemental Pension Plan were amended to change the formula used to calculate retirement benefits beginning January 1, 1996. The new formula will generally result in lower retirement benefits, due principally to a change to a uniform accrual rate (1.8% per year of credited service), a cap on credited service (at 35 years), adoption of a uniform Social Security Covered Compensation Offset (.50%) and the elimination of special subsidies applicable to surviving spouse benefits and early retirement benefits. However, all participants employed on December 31, 1995 will continue accruing benefits under the prior Plans, as set forth in the Pension Plan table above, through December 31, 2000. At termination or retirement they will be entitled to receive the greater of the minimum benefit accrued through December 31, 2000 (or termination date if earlier) or the benefit calculated under the new formula.

   COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation and Benefits Committee is an officer, employee or former employee of the Corporation or any of its subsidiaries. Members of the Committee, as well as members of their immediate families and their associates, may have loans and other transactions with the Corporation and its subsidiaries. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable terms.

  Sheila A. Penrose, President--Corporate and Institutional Services of the Corporation, is a director of Nalco Chemical Company, whose Chairman, Chief Executive Officer and President, Edward J. Mooney, is a Director of the Corporation and a member of the Compensation and Benefits Committee.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX AND
                  KEEFE, BRUYETTE & WOODS (KBW) 50 BANK INDEX

                     (TOTAL RETURN ASSUMES $100 INVESTED ON
                JANUARY 1, 1993 WITH REINVESTMENT OF DIVIDENDS)



                   NORTHERN TRUST       S&P 500      KBW 50 Bank
                   --------------       ---------    -----------
      1992                    100             100            100
      1993                     96             110            106
      1994                     87             111            100
      1995                    143             153            160
      1996                    188             189            227
      1997                    368             251            332

  For the five-year period ended December 31, 1997, the Corporation's total return to stockholders was 268% compared with 151% for the S&P 500 Index and 232% for the KBW 50 Bank Index. During the same period, the Corporation's Common Stock market capitalization increased $5,548,900,000 or 250% from $2,218,900,000 to $7,767,800,000, reflecting both an increase in the stock price and a greater number of shares outstanding. The Corporation's net income increased in 1997 for the tenth consecutive year and increased 107% over the last five years, from $149.5 million in 1992 to $309.4 million in 1997. In terms of total return to stockholders for the fiscal year ended December 31, 1997, the Corporation ranked third out of the fifty banking institutions comprising the KBW 50 Bank Index.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP served as the Corporation's independent public accountants during 1997. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1998, the Board of Directors has authorized the engagement of Arthur Andersen LLP as its auditors.

  Representatives of Arthur Andersen LLP will be present at the annual meeting of stockholders on April 21, 1998, and will be given an opportunity to make any comments they wish and to respond to any questions raised at the meeting.

                             STOCKHOLDER PROPOSALS

  Any stockholder proposal intended to be presented at the annual meeting in 1999 must be received by the Corporation on or before November 11, 1998, to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                    GENERAL

  The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation, without receiving additional compensation therefor, may solicit proxies by telephone or telegraph or in person. Kissel-Blake Inc. has been retained to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.

  As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the meeting other than the election of Directors. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

  By order of the Board of Directors.

                                          ROSE A. ELLIS
                                          Secretary

March 16, 1998

________________________________________________________________________________


PROXY CARD                                                           PROXY CARD
                          NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1998
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Frederick A. Krehbiel, William G. Mitchell and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 21, 1998, or any adjournment of such meeting, all shares of Common Stock which the undersigned is entitled to vote in the election of Directors, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
 BY MARKING THE APPROPRIATE SPACE (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY SPACE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF
 DIRECTORS. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND
                               RETURN THIS CARD.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


--------------------------------------------------------------------------------











________________________________________________________________________________

________________________________________________________________________________


                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  0

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS,
   SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM
   A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

                   For All
   For  Withheld   Except
   All    All     As Noted

    0      0          0

   _____________________________________________________________________________
   (EXCEPT NOMINEE(S) WRITTEN ABOVE.)

  In their sole discretion, the Proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed here-in. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, CUMULATIVELY FOR SOME IF THE ABOVE PROXIES SHALL SO DE-TERMINE AT THEIR SOLE DISCRETION.

            Dated _______________________________________________________ ,1998

Signature(s) ___________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.


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                            | Please detach here |



                     [LOGO OF NORTHERN TRUST CORPORATION]


                          NORTHERN TRUST CORPORATION


________________________________________________________________________________

________________________________________________________________________________


PROXY CARD                                                           PROXY CARD
                          NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1998
   VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE NORTHERN TRUST EMPLOYEE
                             STOCK OWNERSHIP PLAN

  The undersigned hereby directs U.S. Trust Company of California, N.A., Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"), to vote at the annual meeting of stockholders of Northern Trust Corporation on April 21, 1998, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned in the election of Directors, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
              BY MARKING THE APPROPRIATE SPACE. SEE REVERSE SIDE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------

  NOTICE TO PARTICIPANTS IN THE NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN

    Dear Plan Participant:

      Enclosed with this notice is a Proxy Statement of the Northern Trust Corporation (the "Corporation"), describing the annual meeting of stockholders to be held on April 21, 1998. The annual meeting of stockholders will be for the purpose of electing fourteen directors. Directors and officers of the Corporation will be present at the annual meeting to respond to any questions that the stockholders may have regarding the business to be transacted. The Proxy Statement has been prepared by the Board of Directors of the Corporation, in connection with the business to be transacted at the annual meeting.

    DIRECTIONS TO THE TRUSTEE

      Only U.S. Trust Company of California, N.A., as trustee (the "Trustee") of the Northern Trust Employee Stock Ownership Plan (the "ESOP"), can vote the shares of the Corporation stock ("Shares") held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the Trustee how the Shares allocated to your account under the ESOP are to be voted. Unallocated Shares and allocated Shares for which no direction is received (together, "Undirected Shares") will be voted by the Trustee in the same proportion that the allocated Shares were voted, unless inconsistent with the Trustee's fiduciary responsibility. Thus, through your instructions, you will be exercising power and control as a named fiduciary of the ESOP not only over the Shares allocated to your account, but also with respect to the Undirected Shares.

      Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the election of directors, which is described in the enclosed Proxy Statement. Your interest in this matter is very important. Please take the time to complete the instruction card and return it in the enclosed envelope provided to you. The Trustee will vote your Shares in accordance with the instructions you provide on the voting instruction card received by the Trustee on or before April 17, 1998, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    CONFIDENTIALITY AND INSTRUCTIONS

      How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Corporation or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote Shares in the manner you think best.

    VOTING DEADLINE

      Because of the time required to tabulate voting instructions from participants before the annual meeting, the Trustee must establish a cut-off date for receiving your instruction card. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time April 17, 1998. The Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before April 17, 1998, in the envelope provided for your convenience. If the Trustee does not receive timely instructions from you, the Trustee will vote your Shares in proportion to the voting instructions received from all ESOP participants.

      If you are a direct stockholder of Northern Trust Corporation, you will receive under separate cover, proxy solicitation materials, including a proxy card. This card CANNOT be used to direct the voting of Shares held by the ESOP.

    FURTHER INFORMATION

      If you have questions regarding the information provided to you, you may contact the Trustee at the following toll-free number between 11:00 A.M. and 7:00 P.M. Eastern Time, Monday through Friday at 1-800-535-3093.

      Your ability to instruct the Trustee how to vote your ESOP Shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

    March 16, 1998
                                   U.S. Trust Company of California, N.A.
                                   as Trustee of the
                                   NORTHERN TRUST
                                   EMPLOYEE STOCK OWNERSHIP PLAN
________________________________________________________________________________

________________________________________________________________________________


                        NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  0

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS,
   SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM
   A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   _____________________________________________________________________________
   (EXCEPT NOMINEE(S) WRITTEN ABOVE.)


   For All        Withheld All        For All Except
                                         As Noted

      0                0                     0

  In its sole discretion, the Trustee is authorized to vote as it shall deter-mine on such other matters as may properly come before the meeting.

  Listed on this card are the number of shares of Common Stock allocated to your account. You may direct the Trustee of the ESOP to vote all such shares at the annual meeting. Please express your choice in the election of Direc-tors, date and sign below, and mail this card in the envelope provided.

  Unallocated shares and allocated shares for which no direction is received (together, Undirected Shares) will be voted by the Trustee in the same propor-tion that the allocated shares were voted, unless inconsistent with the Trust-ee's fiduciary responsibility. Under the ESOP, Participants are "named fiduci-aries" to the extent of their authority to direct the voting of shares allo-cated to their accounts and their proportionate share of Undirected Shares.

           Dated _______________________________________________________ , 1998

Signature(s) __________________________________________________________________

_______________________________________________________________________________
DIRECTION TO U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE OF THE NORTH-ERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN, TO VOTE ALL SHARES FOR WHICH I AM EN-TITLED TO GIVE VOTING DIRECTION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.


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                            | Please detach here |



                     [LOGO OF NORTHERN TRUST CORPORATION]



                          NORTHERN TRUST CORPORATION



________________________________________________________________________________

________________________________________________________________________________


PROXY CARD                                                           PROXY CARD
                          NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1998
    VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE THRIFT-INCENTIVE PLAN

  The undersigned hereby directs The Northern Trust Company, Trustee of the Thrift-Incentive Plan, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 21, 1998, or any adjournment of such meeting, all shares of Common Stock for which the undersigned is entitled to give voting direction in the election of Directors, as more fully described in the Proxy Statement for the meeting, in the manner specified and on any other business properly coming before the meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE IN THE ELECTION OF DIRECTORS
              BY MARKING THE APPROPRIATE SPACE. SEE REVERSE SIDE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------







________________________________________________________________________________

________________________________________________________________________________


                        NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  0

1. ELECTION OF 14 DIRECTORS. NOMINEES: DUANE L. BURNHAM, DOLORES E. CROSS, SUSAN CROWN, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR
   L. KELLY, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, EDWARD J. MOONEY, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

                   For All
   For  Withheld   Except
   All    All     As Noted

    0      0          0


   _____________________________________________________________________________
   (EXCEPT NOMINEE(S) WRITTEN ABOVE.)

  In its sole discretion, the Trustee is authorized to vote as it shall deter-mine on such other matters as may properly come before the meeting.

  Listed on this card are the number of shares of Common Stock which you are entitled to vote. You may direct the Trustee of the Thrift-Incentive Plan to vote all of the shares for which you are entitled to direct the voting at the annual meeting. Please express your choice in the election of Directors, date and sign below, and mail this card in the envelope provided.

            Dated _______________________________________________________ , 1998

Signature(s) ___________________________________________________________________

________________________________________________________________________________
DIRECTION TO THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE THRIFT-INCENTIVE PLAN, TO VOTE MY SHARE PARTICIPATION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.



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                            | Please detach here |



                     [LOGO OF NORTHERN TRUST CORPORATION]



                          NORTHERN TRUST CORPORATION




________________________________________________________________________________